SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 Filed by the Registrant |X| Filed by a Party other than the Registrant |_| Check the appropriate box:

|X|      Preliminary Proxy Statement
|_|      Confidential, For Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
|_|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Under Rule 14a-12

                 Brown-Benchmark Properties Limited Partnership

                (Name Of Registrant as Specified In Its Charter)
    (Name Of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No Fee Required
|_ | Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement No.

         (3) Filing Party:

         (4) Date Filed:

                 Brown-Benchmark Properties Limited Partnership




--------------------------------------------------------------------------------

                         Consent Solicitation Statement

--------------------------------------------------------------------------------




                  This Consent Solicitation Statement is being
             delivered to Unit Holders on or about March ___, 2002.


                   RESPONSE DUE NOT LATER THAN: April 15, 2002

                 Brown-Benchmark Properties Limited Partnership

--------------------------------------------------------------------------------
                         Consent Solicitation Statement
--------------------------------------------------------------------------------

                                 March __, 2002

                            INTRODUCTION AND SUMMARY

          This Consent Solicitation Statement ("Statement") is being furnished by Brown-Benchmark AGP, Inc., the Administrative General Partner ("Brown AGP" or the "Administrative General Partner"), on behalf of Brown-Benchmark Properties Limited Partnership (the "Partnership"), to you, the holder of one or more assignee units of limited partnership interest (the "Units") in the Partnership, for the sole purpose of soliciting your approval of the assignment of the entire general partnership interest of Benchmark Equities, Inc., the Development General Partner of the Partnership ("Equities" or the "Development General Partner"), to AIMCO/NHP Properties, Inc., a District of Columbia corporation ("NHP"), or one of its affiliates.

         Specifically, pursuant to Sections 6.1 and 6.2 of the Agreement of Limited Partnership dated as of June 1, 1987 (the "Partnership Agreement"), your Administrative General Partner is requesting the consents of a majority in interest of the holders of Units in the Partnership ("Unitholders") of record as of the close of business on March ___, 2002 to the following actions, which are collectively referred to in this Statement as the "Transfer:"

         (i) the transfer of the entire interest in the Partnership of Equities to NHP or an affiliate thereof ("Transferee");

         (ii) the admission of Transferee as the successor Development General Partner of the Partnership; and

         (iii) the withdrawal of Equities as the Development General Partner of the Partnership.

The consummation of this transaction will not change in any way the rights or interests of the Unitholders, and will require no additional capital contributions by the Unitholders.

         Equities is a wholly-owned subsidiary of Benchmark Communities, Inc., an Ohio corporation (with its consolidated subsidiaries, "Benchmark"). NHP is a wholly owned subsidiary of AIMCO Properties, L.P., a Delaware limited partnership ("AIMCO Properties"). AIMCO Properties is the operating partnership of Apartment Investment and Management Company, a Maryland corporation ("AIMCO") which is a publicly traded real estate investment trust.

         In the opinion of Brown-AGP, the Transfer is in the best interests of the Partnership and the Unitholders because:

         (i) AIMCO and its affiliates have substantially greater financial resources and experience in the management of multifamily rental communities than do Equities and Benchmark;

         (ii) Due to its comparatively larger size, number of properties under management, and greater economic and management resources, AIMCO (or an affiliate thereof) may be able to bring increased efficiencies and economies of scale to the management of the Partnership and its properties;

         (iii) Through its access to public debt and equity markets and established relationships in the banking and financial community, AIMCO (or an affiliate thereof) may be able to arrange for the Partnership the opportunity to refinance its mortgage debt in a manner that will lower the Partnership's debt service burden and financing costs; although no assurance can be given that such a refinancing can be arranged; and

         (iv) AIMCO and its affiliates are better positioned than Equities to provide the Unitholders a future opportunity to liquidate their interests in the Partnership.

         Sections 6.1 and 6.2 of the limited partnership agreement of the Partnership (the "Partnership Agreement") require that a majority in interest of the Unitholders consent to the Transfer. If the consent of the requisite number of Unitholders is obtained, the Transfer will be made, subject to the terms and conditions of the Acquisition Agreement. Currently, the Partnership has 500,000 Units issued and outstanding, which are held by [475] Unitholders. Accordingly, Unitholders holding [50.01%] or [250,050] Units need to consent to the Transfer in order for it to be approved.

         All Units represented by properly executed Consent Forms received by Brown AGP pursuant to this Statement will be voted in accordance with the Unitholder's directions specified on the enclosed Consent Form or, in the absence of specific instructions to the contrary, will be voted in accordance with Brown AGP's recommendation that the Transfer be approved. A Consent Form may be revoked, without affecting any vote previously taken, by written notice mailed to Brown AGP or by sending a duly executed, later dated Consent Form, to be received no later than April 15, 2002 (the "Expiration Date").

         Any questions concerning the Transfer or this Statement may be directed to John M. Prugh, President, Brown-Benchmark AGP, Inc., 225 East Redwood Street, Baltimore MD 21202; telephone (410) 727-4083.

         PLEASE SIGN AND RETURN THE ENCLOSED CONSENT FORM INDICATING YOUR CONSENT TO THE TRANSFER.


                       INFORMATION REGARDING THE TRANSFER

Background

         The Partnership is a Delaware limited partnership formed on or about June 1, 1987. The General Partners of the Partnership are the Administrative General Partner, and the Development General Partner. The Partnership was formed to develop and operate three residential multifamily communities ("Properties") in Ohio, described below.

    --------------------------- ------------------------------------------------
        Name and Location                   Description of Property
    --------------------------- ------------------------------------------------
    Woodhills                   Approximately 15 acres as a 186-unit multifamily
    West Carrollton             community, consisting of 12  one-story villas,
    Montgomery County, Ohio     54 two-story town-houses, 5 three-story
                                garden-style buildings containing 120 units, a swimming pool, volleyball court,and a clubhouse.

    --------------------------- ------------------------------------------------

    Oakbrook                    Approximately  22 acres as a 181-unit
    Reynoldsburg,               multifamily  community,  consisting of 20
    Franklin County, Ohio       one-story villas, 81 two-story townhouses, 5
                                two-story garden-style buildings containing 80 units, a swimming pool, volleyball court and a clubhouse.

    --------------------------- ------------------------------------------------
    Deerfield                   Approximately 19 acres as a 223-unit multifamily
    Union Township              community, consisting of 32 one- and two-story
    (Greater Cincinnati Area)   apartment buildings, a swimming pool, volleyball
    Clermont County, Ohio       court and a clubhouse.

    --------------------------- ------------------------------------------------


         Pursuant to the terms of property management agreements with the Partnership (the "Property Management Agreements"), from the date of completion of construction, each of the Properties has been managed by Benchmark Properties, Inc., as Property Manager, which is an affiliate of Equities. The Property Management Agreements are renewable on a year-to-year basis and may be terminated by the Partnership upon 60 days notice without cause. The Property Manager receives a Property Management Fee of 4.5% of gross monthly operating revenues of each Property. Under the terms of the

Property Management Agreements, the Property Manager is responsible for performing, or paying others to perform on its behalf, all leasing-related and other property management services for the Properties.

         On December 21, 2001, Equities and certain affiliates entered into a Purchase and Sale Agreement and Joint Escrow Instructions with AIMCO Properties (the "Acquisition Agreement"), whereby, subject to receiving requisite consents and approvals, including, without limitations, the consent of the requisite number of Unitholders and the holder of the Partnership's mortgage loans, AIMCO Properties agreed that it or its affiliate would acquire the entire interest of Equities in the Partnership and thereby become the new Development General Partner of the Partnership, and also acquire any and all contractual and other rights or interests of Equities and other Benchmark affiliates relating to the Properties and the Partnership, including rights to manage the Properties under the Property Management Agreements. Pursuant to the Acquisition Agreement, Transferee and its affiliates will not receive any rights or interests in the Partnership or the Properties except to the extent that Equities or its affiliates currently hold such rights or interests. Upon receipt of the approval of the required number of Unitholders and the completion of the Transfer, neither Equities nor any affiliate will retain any interest in the Partnership or the Properties, Transferee will become the new Development General Partner of the Partnership. Pursuant to the Acquisition Agreement, the Property Management Agreements have been assigned to NHP Management Company, a District of Columbia corporation, which is an affiliate of AIMCO, and consent of the Unitholders is not required to effect such assignment.

Partnership Financing

         The Properties are currently encumbered by first mortgage loans in the aggregate principal amount of $13,448,501 (as of December 31, 2001) which bear interest at the rate of 7.7% per annum (the "Mortgage Loans"). The term of the Mortgage Loans will expire on June 1, 2002, and the Partnership currently has no arrangements to refinance this indebtedness. The consent of the holder of the Mortgage Loans will be required as a condition of the closing of the Transfer.

Information Concerning AIMCO

         AIMCO is a Maryland corporation incorporated on January 10, 1994. It is a self-administered and self-managed real estate investment trust ("REIT") engaged in the ownership, acquisition, development, expansion and management of multi-family apartment properties. As of September 30, 2001, AIMCO owned or managed 326,289 apartment units in 1,720 properties located in 48 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 2000, by the National Multi Housing Council, Brown AGP believes that AIMCO is the largest owner and manager of multi-family apartment properties in the United States. As of September 30, 2001, AIMCO:

o owned or controlled 154,081 units in 564 apartment properties; o held an equity interest in 97,120 units in 593 apartment properties; and o managed 52,604 units in 409 apartment properties for third party owners and affiliates.

         AIMCO conducts substantially all of its operations through AIMCO Properties. AIMCO's principal executive offices are located at 2000 South Colorado Blvd., Tower Two, Suite 2-1000, Denver, Colorado 80222-7900 and its telephone number is (303) 757-8101.

         AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange. AIMCO is required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N. W., Washington, D.C. 20549. Such reports and other information filed with the Securities and Exchange Commission may also be available at the Securities and Exchange Commission's site on the World Wide Web at http://www.sec.gov. Unitholders are encouraged to review AIMCO's 2000 Annual Report on Form 10-K and other Securities and Exchange Commission filings for further information concerning AIMCO.

Reasons for the Transfer

         Simply stated, Equities and Benchmark believe that AIMCO, through Transferee, has more to offer the Partnership as the Development General Partner than do Equities and Benchmark, now that the development of the Properties has been completed and the Properties have reached a stabilized level of operations. AIMCO believes it is the largest holder of apartment properties in the United States, and would bring to the Partnership substantial advantages and resources that Benchmark cannot offer. Specifically:

o AIMCO and its affiliates have substantially greater financial resources and experience in the management of multifamily rental communities than does Benchmark;

o Due to its comparatively larger size, number of properties under management, and greater economic and management resources, AIMCO or its affiliates may be able to bring increased efficiencies and economies of scale to the management of the Property;

o It is unlikely that Benchmark will be able to provide any significant assistance to the Partnership in obtaining refinancing of the Mortgage Loans; through its access to public debt and equity markets and established relationships in the banking and financial community, AIMCO (or its affiliates) may be able to arrange for the Partnership the opportunity to refinance the mortgage loans on the Properties on terms that will lower the Partnership's debt service burden and financing costs (although no assurance can be given that such a refinancing can be arranged); and

o AIMCO and its affiliates are better positioned than Benchmark to provide the Unitholders a future opportunity to fully or partially liquidate their interest in the Partnership.

         From time to time AIMCO and its affiliates acquire interests in limited partnerships that own apartment properties. Unitholders should note, however, that AIMCO is not at this time making any proposal to acquire Units in the Partnership, and neither Equities, Benchmark, Transferee or AIMCO is making any representation or promise that such a proposal will ever be made. If AIMCO or its affiliates make any offer the terms of the offer may be determined by AIMCO without any input by Unitholders and without any appraisals or third-party evaluations.

         It has been no secret that Benchmark has struggled financially since the major upheaval in the debt and equity markets of the late 1980's and early 1990's, and has been unable to realize operational and financing efficiencies by building or acquiring additional multifamily rental communities. Assuming completion of the Transfer and similar transactions with respect to other Benchmark-managed projects pursuant to the Related Agreements, Benchmark and its affiliates will exit the multifamily rental property management business.



                   INSTRUCTIONS FOR SUBMISSION OF CONSENT FORM

Form of Consent; Consent Procedures

         UNITHOLDERS WHO DESIRE TO CONSENT TO THE TRANSFER SHOULD DO SO BY MARKING THE APPROPRIATE BOXES ON THE CONSENT FORM INCLUDED HEREWITH, AND SIGNING, DATING AND DELIVERING THE CONSENT FORM TO BROWN-BENCHMARK AGP, INC., c/o ALEX BROWN REALTY, INC., 225 EAST REDWOOD STREET, BALTIMORE, MARYLAND 21202, BY MAIL IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE, BY OVERNIGHT COURIER OR BY FACSIMILE TO (410) 625-2694 ALL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE CONSENT FORM.

         All Consent Forms that are properly completed, signed and delivered to Brown AGP and not properly revoked (see "Revocation of Instructions" below) prior to the Expiration Date, will be given effect in accordance with the specifications thereof. IF A CONSENT FORM IS DELIVERED AND NEITHER THE "CONSENTS" NOR THE "WITHHOLDS CONSENT" BOXES IS MARKED, BUT THE CONSENT FORM IS OTHERWISE PROPERLY COMPLETED AND SIGNED, THE UNITHOLDER WILL BE DEEMED TO HAVE CONSENTED TO THE TRANSFER.

         Consent Forms must be executed in exactly the same manner as the name(s) in which ownership of the Units is registered. If the Units to which a Consent Form relate are held by two or more joint holders, all such holders should sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the Consent Form evidence satisfactory to the Partnership of authority to execute the Consent Form.


Revocation of Instructions

         Any Unitholder who has delivered a Consent Form to Brown AGP may revoke the instructions set forth in such Consent Form by delivering to Brown AGP a written notice of revocation prior to 5:00 p.m., EST, on the Expiration Date. In order to be effective, a notice of revocation of the instructions set forth in a Consent Form must (i) contain the name of the person who delivered the Consent Form, (ii) be in the form of a subsequent Consent Form marked either as "CONSENTS" or "WITHHOLDS CONSENT," as the case may be, or in a writing delivered to Brown AGP stating that the prior Consent Form is revoked, (iii) be signed by the Unitholder in the same manner as the original signature on the Consent Form, and (iv) be received by Brown AGP prior to 5:00 p.m., EST, on the Expiration Date at its address or fax number set forth on the Consent Form. A purported notice of revocation that lacks any of the required information, is dispatched to an improper address or telephone number or is not received in a timely manner will not be effective to revoke the instructions set forth in a Consent Form previously given. A revocation of the instructions set forth in a Consent Form can only be accomplished in accordance with the foregoing procedure. NO UNITHOLDER MAY REVOKE THE INSTRUCTIONS SET FORTH IN A CONSENT FORM AFTER 5:00 P.M., EST, ON THE EXPIRATION DATE.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following are known to the Partnership to own beneficially more than 5% of the outstanding Units.

      ------------------------------ ---------------------------- --------------------- -----------------------
                                                                   Amount and Nature
      Title of Class                 Name of Beneficial Owner        of Beneficial         Percent of Class
                                                                       Ownership*
      ------------------------------ ---------------------------- --------------------- -----------------------
      ------------------------------ ---------------------------- --------------------- -----------------------
      Assignee Units of Limited      Equity Resources Group,             33,500                  6.7%
      Partnership Interest           Inc.
                                     14 Story Street
                                     Cambridge,  MA 02138
      ------------------------------ ---------------------------- --------------------- -----------------------
      ------------------------------ ---------------------------- --------------------- -----------------------
      Assignee Units of Limited      McKenzie Patterson, Inc.            22,980                 4.6%**
      Partnership Interest           1640 School Street
                                     Moraga, CA 94556
      ------------------------------ ---------------------------- --------------------- -----------------------

         *The cumulative Units are owned by multiple entities that are controlled by the named beneficial owners.

         ** While McKenzie Patterson, Inc. held less than 5% of the Units as of December 31, 2001, on December 27, 2001 the certain entities controlled by McKenzie Patterson, Inc. commenced a tender offer to purchase for cash up to 100,000 Units at a purchase price of $15 per unit. As of the date of this Statement, the Partnership is unaware whether any Units have been tendered in response to the offer, but if they have, McKenzie Patterson, Inc. may hold greater than 5% of the outstanding Units.

         The Assignor Limited Partner, Brown-Benchmark Holding Co., Inc., an affiliate of the Administrative General Partner, holds 40 Units representing a beneficial interest in limited partnership interests in the Partnership. The Units held by the Assignor Limited Partner have all rights attributable to such Units under the Partnership Agreement except that these Units of assigned limited partnership interests are nonvoting.

         The Administrative General Partner and the Development General Partner each have a 1% interest in the Partnership as General Partners, but hold no Units.

         There are no arrangements not disclosed herein that are known to the Partnership, the operation of which may at a subsequent date result in a change of control of the Partnership.


                        INTEREST OF THE GENERAL PARTNERS

          The Administrative General Partner is not affiliated with Equities or AIMCO, and will receive no compensation as a result of the Transfer other than the reimbursement of the costs of this solicitation. The Development General Partner will receive no compensation for the Transfer other than reimbursement by AIMCO of certain fees and expenses associated with the closing of the Transfer.

         Equities and its affiliates have entered into similar agreements with AIMCO Properties concerning all of the other multifamily rental communities owned and managed by Benchmark and its affiliated limited partnerships.


                        COST OF SOLICITATION OF CONSENTS

         The cost of this solicitation will be paid by Equities. The Partnership may request persons who hold Units in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of the Consent Form, and Equities will reimburse such persons for their expenses in so doing.


                RECOMMENDATION OF ADMINISTRATIVE GENERAL PARTNER

         The Administrative General Partner believes that the Transfer is in the best interest of the Partnership and strongly recommends that the Unitholders consent to the Transfer.


PLEASE SIGN AND RETURN THE ENCLOSED CONSENT FORM INDICATING YOUR CONSENT TO THE TRANSFER.

                 BROWN-BENCHMARK PROPERTIES LIMITED PARTNERSHIP

                                  Consent Form

         Capitalized terms not otherwise defined in this Consent Form shall have the same meaning as they do in the Consent Solicitation Statement. The undersigned, the holder of the number of Units listed below in Brown-Benchmark Properties Limited Partnership, (the "Partnership") does hereby, with respect to all such Units:

         _____      Consent; or

         _____      Withhold Consent

         [please mark the appropriate box]

to (i) the assignment and transfer of the partnership interest of Benchmark Equities, Inc. to Transferee; (ii) the admission of Transferee as the successor Development General Partner of the Partnership, and (iii) the withdrawal of Equities as the Development General Partner of the Partnership,.

         Please provide the information requested below, sign this Consent Form and return it in the enclosed postage paid envelope.

Units Owned:                       Signature

Dated:
                                   Print Name


                                   Street Address


                                   City/State/Zip Code



Mail or fax to:            Mr. John M. Prugh
                           Brown-Benchmark AGP, Inc.
                           c/o Alex. Brown Realty, Inc.
                           225 East Redwood Street
                           Baltimore, MD 21202
                           Fax: (410) 625-2694


     THIS CONSENT IS SOLICITED BY THE ADMINISTRATIVE GENERAL PARTNER OF THE PARTNERSHIP. WHEN THIS CONSENT IS PROPERLY EXECUTED, THE UNITS REPRESENTED
HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE ON THIS CARD, THIS CONSENT WILL BE VOTED FOR THE TRANSFER.